Exhibit 4.4

                             SUPPLEMENTAL INDENTURE

                     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of February 10, 2005, among Independent Wireless One Corporation, a Delaware corporation, and Independent Wireless One Leased Realty Corporation, a Delaware corporation (together, the "Guaranteeing Subsidiaries"), each a subsidiary of IWO Holdings, Inc., a Delaware corporation (the "Company"), the Company and U.S. Bank National Association, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

                     WHEREAS, IWO Escrow Company, a Delaware corporation ("IWO Escrow"), has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of January 6, 2005, providing for the issuance of 10.75% Senior Discount Notes due 2015 (the "Notes");

                     WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof, by and between the Company and IWO Escrow, and as contemplated by the Indenture, IWO Escrow has merged with and into the Company, with the Company as the surviving entity, whereupon the Company has succeeded to all of the obligations and liabilities of IWO Escrow, including those under the Indenture;

                     WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

                     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                     2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

                     4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note


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Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

                     5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                     6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                     7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                     8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.


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                     IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                            IWO HOLDINGS, INC.

                            By: /s/ Richard Harris
                                ----------------------------------------------
                                Name: Richard Harris
                                Title: Vice President and
                                       Chief Financial Officer



                            INDEPENDENT WIRELESS ONE CORPORATION,
                            as a Guaranteeing Subsidiary

                            By: /s/ Richard Harris
                                ----------------------------------------------
                                Name: Richard Harris
                                Title: Vice President and
                                       Chief Financial Officer



                            INDEPENDENT WIRELESS ONE LEASED REALTY CORPORATION, as a Guaranteeing Subsidiary

                            By: /s/ Richard Harris
                                ----------------------------------------------
                                Name: Richard Harris
                                Title: Vice President and
                                       Chief Financial Officer



                            U.S. BANK NATIONAL ASSOCIATION,
                              as Trustee

                            By: /s/ Lori-Anne Rosenberg
                                -----------------------------------------
                                Authorized Signatory







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